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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated December 23, 2005, accompanying the financial statements of HealthCalc.Net, Inc. as of December 31, 2004 and 2003 and for the year ended December 31, 2004 which is included in this Registration Statement and Prospectus. We consent to the inclusion of our report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Weaver and Tidwell, L.L.P.
March 6, 2006